UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

IES Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market
Rights to Purchase Preferred Stock	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2019, the Board of Directors (the “Board”) of IES Holdings, Inc. (the “Company”) adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), which became effective immediately upon adoption. The Amended and Restated Bylaws add provisions that expressly allow for virtual meetings of the Company’s stockholders by means of remote communication and corresponding procedural changes related thereto. In accordance with the Amended and Restated Bylaws and Section 211(a) of the Delaware General Corporation Law, the Board may elect to hold any or all future meetings of the Company’s stockholders, including the Company’s 2020 annual meeting of stockholders, virtually by remote communication.

The preceding description of the amendment to the Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of IES Holdings, Inc. (Effective November 6, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: November 8, 2019	/s/ Tracy A. McLauchlin
Tracy A. McLauchlin
Senior Vice President, Chief Financial Officer and Treasurer